FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held February 4, 2010 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 4th by dialing 800-642-1687, access code 46903856. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FOURTH QUARTER and FULL YEAR 2009

Lake Forest, Illinois, February 4, 2010—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter and the full year 2009.

Revenues for the quarter ended December 31, 2009 were $313.5 million, up 14.4% from $274.0 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $25.9 million to the growth in revenues for the quarter. Revenues increased 13.5% compared to the fourth quarter of 2008 when adjusted for favorable foreign exchange impacts of $2.6 million. Gross profit was $147.1 million, up 17.5% from $125.3 million in the fourth quarter last year. Gross profit as a percent of revenue was 46.9% compared with 45.7% in the fourth quarter of 2008.  Gross profit for the fourth quarter of 2009 was unfavorably impacted by $0.7 million of restructuring costs for our regulated returns management services business.

Net income attributable to Stericycle for the fourth quarter of 2009 was $44.6 million or $0.52 per diluted share compared with net income of $39.1 million or $0.45 per diluted share for the fourth quarter of 2008.  Net income attributable to Stericycle for the fourth quarter of 2008 included the effect of $0.3 million of charges related to foreign investment write-down, and net income for the fourth quarter of 2009 included the effects of $1.8 million of after-tax transactional expenses related to acquisitions and $1.0 million of after-tax restructuring costs for our regulated returns management services business. Adjusted for these charges, non-GAAP earnings per diluted share increased from $0.45 in the fourth quarter of 2008 to $0.55 in the fourth quarter of 2009 or up 22.0% (see table below).

FULL YEAR RESULTS

For the full year ended December 31, 2009, revenues were $1.18 billion, up 8.7% from $1.08 billion in 2008.  Revenues increased 12.2% compared with prior year when adjusted for unfavorable foreign exchange impacts of $38.1 million.  Gross profit was $552.4 million, up 13.9% from $485.0 million last year.  Gross profit as a percent of revenues was 46.9%, up from 44.8% in 2008.  Gross profit for 2009 was unfavorably impacted by $0.7 million of restructuring costs for our regulated returns management services business.

Earnings per diluted share for 2009 increased to $2.03 from $1.68 per diluted share for 2008.  Earnings per diluted share for 2008 were unfavorably impacted by an arbitration settlement and an impairment of fixed assets. Earnings per diluted share for 2009 were unfavorably impacted by transactional expenses related to acquisitions and restructuring costs for our regulated returns management services business, which were offset partially by the net release of prior years’ tax reserves.  Adjusted for these charges, non-GAAP earnings per diluted share increased from $1.73 in 2008 to $2.09 in 2009, or 21.3% (see table below):

Table to reconcile GAAP EPS to non-GAAP EPS*
	Three months ended December 31,				Years ended December 31,
	2009	2008	Change $	Change %	2009	2008	Change $	Change %
GAAP EPS	$0.52	$0.45	$0.07	15.6%	$2.03	$1.68	$0.34	20.3%

Transactional expenses related to acquisitions	0.02	-			0.08	-
Arbitration settlement	-	-			-	0.04
Impairment of fixed assets	-	0.00			-	0.00
Restructuring costs	0.01	-			0.01	-
Net release of prior years’ tax reserve	-	-			(0.02)	-

Non-GAAP EPS (adjusted)	$0.55	$0.45	$0.10	22.0%	$2.09	$1.73	$0.37	21.3%

* In accordance with generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in the table.  The Company's management believes that by adjusting reported earnings per share to exclude the effect of these non-operational items, the resulting earnings per share presents a more meaningful, operationally-oriented depiction of company performance. The Company's management excludes these items from its results when evaluating operating performance and, along with other factors, in determining management compensation.

Cash flow from operations was $277.2 million for the full year of 2009. Cash flow and increased loan balances were used to strengthen our business by acquisitions, capital expenditures and share repurchases.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	December 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$15,767	$9,095
Short-term investments	1,131	1,408
Accounts receivable, less allowance for doubtful accounts of $8,709 in 2009 and $6,616 in 2008	179,770	168,598
Deferred income taxes	14,087	16,821
Prepaid expenses	12,421	11,273
Other current assets	23,364	17,235
Total Current Assets	246,540	224,430
Property, Plant and Equipment, net	246,154	207,144
Other Assets:
Goodwill	1,394,091	1,135,778
Intangible assets, less accumulated amortization of $18,546 in 2009 and $14,116 in 2008	269,454	170,624
Other	26,564	21,322
Total Other Assets	1,690,109	1,327,724
Total Assets	$2,182,803	$1,759,298

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$65,932	$38,880
Accounts payable	47,608	33,612
Accrued liabilities	90,078	93,487
Deferred revenues	14,954	13,663
Total Current Liabilities	218,572	179,642
Long-term debt, net of current portion	922,919	753,846
Deferred income taxes	173,892	147,287
Other liabilities	10,247	7,885
Shareholders' Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 84,715,005 issued and outstanding in 2009, 85,252,879 issued and outstanding in 2008)	847	852
Additional paid-in capital	47,522	67,776
Accumulated other comprehensive income	(12,292)	(32,075)
Retained earnings	809,618	633,927
Total Stericycle, Inc. Shareholders’ Equity	845,695	670,480
Noncontrolling interest	11,478	158
Total Shareholders' Equity	857,173	670,638
Total Liabilities and Shareholders' Equity	$2,182,803	$1,759,298

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except share and per share data
	Three months ended December 31,				Years ended December 31,
	2009		2008		2009		2008
	(Unaudited)				(Unaudited)		(Audited)
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	313,542	100.0	274,011	100.0	1,177,736	100.0	1,083,679	100.0
Cost of revenues	165,696	52.8	148,755	54.3	624,636	53.0	598,650	55.2
Restructuring costs	704	0.2	--	0.0	704	0.2	--	0.0
Gross profit	147,142	46.9	125,256	45.7	552,396	46.9	485,029	44.8
SG&A expenses	60,206	19.2	51,098	18.6	222,483	18.9	199,171	18.4
Amortization	1,570	0.5	1,095	0.4	5,390	0.5	4,039	0.4
Total SG&A expense and amortization	61,776	19.7	52,193	19.0	227,873	19.3	203,210	18.8
Income from operations before acquisitions, and other expenses	85,366	27.2	73,063	26.7	324,523	27.6	281,819	26.0
Transactional expenses related to acquisitions	1,915	0.6	--	0.0	7,333	0.6	--	0.0
Restructuring costs and impairment of fixed assets	905	0.3	472	0.2	905	0.1	472	0.0
Arbitration settlement and related costs	--	0.0	--	0.0	--	0.0	5,595	0.5
Acquisition integration expenses	630	0.2	274	0.1	1,096	0.1	1,513	0.1
Income from operations	81,916	26.1	72,317	26.4	315,189	26.8	274,239	25.3
Other income (expense):
Interest income	42	0.0	186	0.1	313	0.0	930	0.1
Interest expense	(8,884)	-2.8	(8,219)	-3.0	(34,445)	-2.9	(33,104)	-3.1
Other expense, net	(1,105)	-0.4	(1,433)	-0.5	(3,369)	-0.3	(2,998)	-0.3
Total other expense	(9,947)	-3.2	(9,466)	-3.5	(37,501)	-3.2	(35,172)	-3.2
Income before income taxes	71,969	23.0	62,851	22.9	277,688	23.6	239,067	22.1
Income tax expense	26,811	8.6	23,633	8.6	101,299	8.6	90,296	8.3
Net income	45,158	14.4	39,188	14.3	176,389	15.0	148,771	13.7
Net income attributable to noncontrolling interests	550	0.2	56	0.0	698	0.1	63	0.0
Net income attributable to Stericycle, Inc.	44,608	14.2	39,132	14.3	175,691	14.9	148,708	13.7

Earnings per share-diluted	0.52		0.45		2.03		1.68

Weighted average number of common shares outstanding-diluted	86,353,095		87,614,558		86,744,003		88,335,832

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands
	Years Ended December 31,
	2009	2008
	(Unaudited)	(Audited)
OPERATING ACTIVITIES:
Net income	$176,389	$148,771
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring costs and impairment of fixed assets	1,609	472
Write-off of note receivable related to joint venture	--	798
Stock compensation expense	14,638	11,755
Excess tax benefit of stock options exercised	(10,905)	(9,319)
Depreciation	34,600	30,109
Amortization	5,390	4,039
Deferred income taxes	24,401	26,522
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	12,567	(12,998)
Accounts payable	2,420	(7,041)
Accrued liabilities	19,316	19,517
Deferred revenues	89	1,597
Other assets	(3,268)	(3,667)
Net cash provided by operating activities	277,246	210,555

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(311,891)	(84,947)
Proceeds from maturity of short-term investments	385	(463)
Proceeds from sale of property and equipment	1,227	--
Capital expenditures	(39,910)	(47,520)
Net cash used in investing activities	(350,189)	(132,930)

FINANCING ACTIVITIES:
Repayment of long-term debt	(19,023)	(13,866)
Net repayments on senior credit facility	(59,605)	(23,073)
Proceeds from term loan	215,000	--
Proceeds from private placement of long-term note	--	100,000
Payments of deferred financing costs	(3,635)	(236)
Principal payments on capital lease obligations	(1,106)	(527)
Purchase / cancellation of treasury stock	(75,686)	(167,338)
Proceeds from other issuance of common stock	14,922	17,839
Excess tax benefit of stock options exercised	10,905	9,319
Net cash provided by/(used in) financing activities	81,772	(77,882)
Effect of exchange rate changes on cash	(2,157)	(7,756)
Net increase/ (decrease) in cash and cash equivalents	6,672	(8,013)
Cash and cash equivalents at beginning of period	9,095	17,108
Cash and cash equivalents at end of period	$15,767	$9,095

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$38,090	$106,074